SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 26, 2001

WEST COAST BANCORP

(Exact name of registrant as specified in its charter)

OREGON
(State or other jurisdiction of incorporation)

0-10997 (Commission File Number)	93-810577 IRS Employer Identification No.

5335 SW Meadows Rd, Suite 201
Lake Oswego, OR 97035
(Address of principal executive offices)   (zip code)

Registrant’s telephone number, including area code:  (503) 684-0884

Item 5 – Other Events
Item 7 – Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99

Item 5 – Other Events

      On June 26, 2001, West Coast Bancorp (“West Coast”) announced that its Board of Directors authorized the repurchase of an additional 1,000,000 shares, or approximately 5% of the total common shares currently outstanding, under its repurchase program. The shares will be repurchased through open market transactions, block purchases, or through privately negotiated transactions of its common stock. The repurchased common shares will be available for use under West Coast’s existing stock option plans.

Item 7 – Financial Statements and Exhibits

           (a)     Exhibits:

(99) Press Release issued by West Coast dated June 26, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: July 9, 2001.

WEST COAST BANCORP

By:	/s/ Robert D. Sznewajs

Robert D. Sznewajs President and Chief Executive Officer

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